Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”), is entered into as of the date set forth on the signature page (the “Effective Date”), by and between Polaryx Therapeutics, Inc., a Nevada corporation (the “Company”) and the investor identified in Exhibit A hereto (the “Investor”). Investor and the Company may hereinafter be referred individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company wishes to issue and sell shares of the Company’s Common Stock to Investor, and Investor wishes to subscribe to and purchase Common Stock from the Company, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the Parties covenant and agree as follows:

1. Definition.

“Shares” shall mean shares of the Company’s common stock.

2. Subscription. The Investor hereby agrees to purchase that number of Shares as set forth on the signature page (the “Subscription Shares”) for the aggregate consideration set forth on the signature page, or such lesser amount as may be accepted by the Company (the “Investor Subscription Amount”). The closing for the purchase and sale of the Shares (the “Closing”) shall take place remotely at 11:59 p.m. Eastern Daylight Time (“EDT”) on the tenth business day after the closing conditions set forth below are satisfied, or such later date and time as may be determined by the Company subject to any extension made to the Closing at its discretion. Upon providing notice of the satisfaction of the closing conditions and notice of the date of the Closing, the Company will also provide notice of the aggregate Subscription Shares to be purchased and sold at the Closing, as well as the corresponding Investor Subscription Amount and the payment instructions. At the Closing, the Investor shall tender the Investor Subscription Amount to the Company via wire transfer in accordance with the wire instructions set forth below. The share and per-share numbers set forth on the signature page shall be subject to ratable adjustment for any stock splits, reverse stock splits, mergers or similar recapitalization events effected after the Effective Date. Promptly following the Closing and the receipt of the Investor Subscription Amount, the Company will deliver to Investor written confirmation of ownership of the Subscription Shares in book-entry form with the transfer agent and registrar for the Company’s common stock.

Wire Instructions:

For purposes of wiring facilitation, to Mstone Partners Healthcare to forward the funds to Polaryx:

Account Name:	[***]
USD Account No.:	[***]
Bank Name:	[***]
Bank Address:	[***]
SWIFT Code:	[***]
Bank No.:	[***]
Beneficiary Address:	[***]

3. Representations and Warranties of the Company. The Company represents and warrants to Investor that the following are true as of the Effective Date and as of the Closing.

3.1 The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to conduct the business in which it is now engaged, and the Company is duly qualified to do business as a foreign corporation and is in good standing in such other states or jurisdictions as is necessary to enable it to carry on its business. The Company has the corporate power and authority (i) to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, (ii) to execute, deliver and perform this Agreement and other documents and agreements, if any, contemplated hereunder (the “Operative Documents”) and (iii) to issue, sell and deliver the Subscription Shares.

3.2 This Agreement has been duly and validly executed and delivered by the Company and constitute, and upon the execution and delivery by the Company of the Operative Documents to which it is a party, such Operative Documents will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms. The Shares, when issued at Closing, will be validly issued, fully paid and non-assessable.

3.3 The authorized capital stock of the Company is as set forth in the Company’s reports filed with the U.S. Securities and Exchange Commission. The Company’s Common Stock is listed on The Nasdaq Capital Market under the symbol “PLYX.” The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

3.4 There are no actions, suits, or proceedings pending or, to the Company’s knowledge, threatened against the Company or its properties and assets in any court or before any governmental or administrative agency, which could have any material adverse effect on the business, the assets and properties, the financial condition, or income of the Company, and the Company is not in default under any order or judgment of any court or governmental or administrative agency.

3.5 The performance by the Company of its obligations hereunder and the consummation of the transaction contemplated hereby do not and will not, conflict with or result in a violation of any charter document, bylaw, other organizational document of the Company.

3.6 Since its direct listing on The Nasdaq Capital Market (“Nasdaq”) under the symbol “PLYX”, the Company has timely filed or furnished all reports, schedules, forms, statements, and other documents required to be filed or furnished with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such filings, collectively the “SEC Filings”). As of their respective dates (or, if amended, as of the date of such amendment), the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Filings have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis during the periods involved, and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods shown, subject, in the case of unaudited interim statements, to normal year-end audit adjustments and the absence of footnotes.

4. Representations and Warranties of Investor. Investor represents and warrants to the Company that the following are true as of the Effective Date and as of the Closing.

4.1 This Agreement has been duly and validly executed and delivered by Investor, and upon the execution and delivery by Investor of the Operative Documents to which it is a party, this Agreement and such Operative Documents will constitute, the legal, valid and binding obligations of Investor, enforceable against Investor in accordance with their terms.

4.2 Investor is solely responsible for the tax consequences of the transactions contemplated under this Agreement and that Investor has consulted its own tax adviser prior to executing this Agreement and has not received any advice or guarantees from the Company or any agent, employee, shareholder, representative or attorney of the Company as to the tax treatment of the transactions contemplated under this Agreement and the tax consequences and liabilities of Investor.

4.3 Investor has read and understands the risk factors set forth in the Company’s prospectus dated January 29, 2026 filed with the U.S. Securities and Exchange Commission (File No. 333-291681), the terms of which are incorporated herein by reference and understands the nature of Investor’s investment under this Agreement and the possible consequences thereof.

4.4 Investor understands that the offering and sale of the Subscription Shares has not been registered under the Securities Act of 1933 (the “Act”) or qualified under the securities laws of any state, and therefore cannot be transferred, resold, pledged, hypothecated, assigned, or otherwise disposed of unless they are subsequently registered or qualified under the Act and under applicable state securities laws or unless such sale is exempted from registration. (Transfer of the Subscription Shares to members of Investor’s immediate family without consideration is permitted.) The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

4.5 The Investor understands that the Subscription Shares have not been, and will not be, registered under the Act, by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Subscription Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Subscription Shares indefinitely unless they are registered with the Securities and Exchange Commission or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Subscription Shares for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Subscription Shares, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy. The Investor understands that the Subscription Shares and any securities issued in respect of or exchange for the Subscription Shares, may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

4.6 Investor confirms that it is able (i) to bear the economic risk of this investment, (ii) to hold the Subscription Shares for an indefinite period of time, and (iii) presently to afford a complete loss of this investment; and represent that Investor has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect its ability to provide for its current needs and possible financial contingencies, and that its commitment to all speculative investments (including this one if this subscription is accepted by the Company) is reasonable in relation to Investor’s net worth and annual income.

4.7 Investor confirms that, in making the decision to purchase the Subscription Shares, it has relied solely upon independent investigations made by Investor and/or by its representative(s), and that Investor and such representative(s) have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the terms and conditions of this offering, and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information provided by the Company.

4.8 Investor has received, read and understood any materials provided by the Company, including any supplements and amendments thereto. Investor confirms that in making the decision to subscribe for and purchase the Subscription Shares, it has considered the risk factors applicable to this investment.

4.9 Investor realizes that, in the absence of the availability of Rule 144, any disposition of the Subscription Shares may require compliance with an exemption under the Act, and that the Company is under no obligation to take any action to make any such exemption so available.

4.10 Investor acknowledges that the information provided by the Company, whether orally or in writing, contains the views of the management of the Company, and that the analysis of the market and of the Company’s strategy contained therein represent subjective assessments about which reasonable persons could disagree.

4.11 Investor acknowledges that there have been no representations, guarantees or warranties made by the Company, its agents or employees, or by any other person, expressly or by implication, with respect to: (i) the approximate length of time that Investor will be required to remain as owner of the Subscription Shares; or (ii) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment.

5. Closing Conditions. The Closing shall be subject to the following condition:

5.1 The representations and warranties set forth in Sections 3 and 4 shall be true and correct in all material respects as of the date of the Closing.

6. Miscellaneous.

6.1 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable, in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

6.2 Entire Agreement; Amendments. This Agreement, and those documents expressly referred to herein and therein and other documents of even date herewith, if any, constitute the complete agreement and understanding between the Parties and supersede and preempt any and all prior understandings, agreements or representations by or between the Parties, written or oral, which may be related to the subject matter hereof in any way. Any provision of this Agreement may be amended or waived only with the prior written consent of the Parties.

6.3 Counterparts. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed to be an original document as to the person or persons signing it, and all of which when taken together shall constitute one and the same binding agreement.

6.4 Successors and Assigns. Except as expressly provided herein, the rights and obligations of a Party hereunder may not be assigned or transferred without the prior written consent of the other Party.

6.5 Governing Law; Currency. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, and any dispute arising out of this Agreement shall be resolved in accordance with the said law. References to dollars herein shall refer to U.S. Dollars.

6.6 Notices. Any notice provided for in this Agreement must be in writing and must be either (i) personally delivered, (ii) mailed by registered or certified mail, (iii) sent by recognized courier service, or (iv) sent by electronic mail, to the recipient at the address indicated below in the case of the Company or the address set forth on the signature page in the case of the Investor.

If to the Company:	Polaryx Therapeutics, Inc.
140 East Ridgewood Avenue, Suite 415 South Tower Paramus, NJ 07652, U.S. Attn: Alex Keun Mo Yang, CEO and Chair of the Board

6.7 Termination. Either Party may terminate this Agreement upon providing written notice to the other Party if the Closing has not occurred within 30 days from the execution of this Agreement. The Company may also cancel the offering of Shares and terminate this Agreement at any time prior to the Closing by written notice to the Investor.

* * *

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date set forth below.

[Investor]
Address:

Name
Title

Polaryx Therapeutics, Inc.

By:
Alex Yang
CEO and Chair of the Board

Date:

EXHIBIT A

Name of Investor:

Address:

Subscription Price per Share:

Investor Subscription Amount:

Investor Shares Subscribed:	Shares

8